                                                                 EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AMRESCO, INC. on Form S-3 of our report dated February 7, 1997, appearing in the Annual Report on Form 10-K of AMRESCO, INC. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP


Dallas, Texas
September 18, 1997